For the fiscal year ended (a) 6/30/98
File number (c) 811-3252
                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       City of Chicago, Collateralized Single Family
       Mortgage Revenue Bonds

2.   Date of Purchase
       March 19, 1998

3.   Number of Securities Purchased
       N/A

4.   Dollar Amount of Purchase
       $30,000,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased

       George K. Baum & Company
       M.R. Beal & Company

7.   Other Members of the Underwriting Syndicate

       A.G. Edwards
       Goldman Sachs






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